Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 333-232753 and 333-207105 on Form S-8 and Nos. 333-229002 and 333-207106 on Form S-3 of our report dated March 13, 2020, relating to the financial statements and financial statement schedules of AgroFresh Solutions, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of AgroFresh Solutions, Inc. for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
March 13, 2020